                                                           EXHIBIT 10.23





- -------------------------------------------------------------------------------


                               U.S. $25,000,000


                               CREDIT AGREEMENT

                          Dated as of April 12, 1996

                                    Between

                             PIMCO ADVISORS L.P.,

                                 as Borrower,
                                 -- --------

                                      and

                              CITICORP USA, INC.,

                        as Initial Lender and as Agent
                        -- ------- ------ --- -- -----


- -------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01.  Certain Defined Terms.......................................... 1
SECTION 1.02.  Computation of Time Periods................................... 13
SECTION 1.03.  Accounting Terms.............................................. 14

                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01.  The Advances.................................................. 14
SECTION 2.02.  Making the Advances........................................... 14
SECTION 2.03.  Fees.......................................................... 15
SECTION 2.04.  Termination or Reduction of the Commitments................... 15
SECTION 2.05.  Repayment..................................................... 16
SECTION 2.06.  Interest...................................................... 16
SECTION 2.07.  Interest Rate Determination................................... 16
SECTION 2.08.  Optional Conversion of Advances............................... 17
SECTION 2.09.  Prepayments................................................... 17
SECTION 2.10.  Increased Costs............................................... 17
SECTION 2.11.  Illegality.................................................... 18
SECTION 2.12.  Payments and Computations..................................... 18
SECTION 2.13.  Taxes......................................................... 19
SECTION 2.14.  Sharing of Payments, Etc...................................... 21
SECTION 2.15.  Use of Proceeds............................................... 21

                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

SECTION 3.01.  Conditions Precedent to Effectiveness of Section 2.01......... 21
SECTION 3.02.  Conditions Precedent to Each Borrowing........................ 23
SECTION 3.03.  Determinations Under Section 3.01............................. 23

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

SECTION 4.01.  Representations and Warranties of the Borrower................ 24

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

SECTION 5.01.  Affirmative Covenants........................................  25
SECTION 5.02.  Negative Covenants...........................................  28
SECTION 5.03.  Financial Covenants..........................................  29

                                  ARTICLE VI

                               EVENTS OF DEFAULT

SECTION 6.01.  Events of Default............................................  29

                                  ARTICLE VII

                                   THE AGENT

SECTION 7.01.  Authorization and Action.....................................  31
SECTION 7.02.  Agent's Reliance, Etc........................................  32
SECTION 7.03.  Citicorp and Affiliates......................................  32
SECTION 7.04.  Lender Credit Decision.......................................  32
SECTION 7.05.  Indemnification..............................................  32
SECTION 7.06.  Successor Agent..............................................  33

                                 ARTICLE VIII

                                 MISCELLANEOUS

SECTION 8.01.  Amendments, Etc..............................................  33
SECTION 8.02.  Notices, Etc.................................................  34
SECTION 8.03.  No Waiver; Remedies..........................................  34
SECTION 8.04.  Costs and Expenses...........................................  34
SECTION 8.05.  Right of Setoff..............................................  35
SECTION 8.06.  Binding Effect...............................................  35
SECTION 8.07.  Assignments and Participations...............................  36
SECTION 8.08.  Governing Law................................................  38
SECTION 8.09.  Execution in Counterparts....................................  38
SECTION 8.10.  Jurisdiction, Etc............................................  38
SECTION 8.11.  Waiver of Jury Trial.........................................  39

SCHEDULES
- ---------

Schedule I - List of Applicable Lending Offices

Schedule 4.01(a) - Subsidiaries

Schedule 4.01(h) - Investment Company Act


EXHIBITS
- --------

Exhibit A - Form of Promissory Note

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Assignment and Acceptance

Exhibit D - Form of Opinion of Counsel for the Borrower

                               CREDIT AGREEMENT

                          Dated as of April 12, 1996


          PIMCO ADVISORS L.P., a Delaware limited partnership (the "Borrower"),
                                                                    --------
and CITICORP USA, INC. ("Citicorp"), as the initial lender hereunder (the
                         --------
"Initial Lender") and as agent (the "Agent") for the Lenders (as hereinafter
 --------------                      -----
defined), agree as follows:


                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "12b-1 Plan" means the distribution plans adopted by the Funds
           ----------
     pursuant to Rule 12b-1 under the Investment Company Act.

          "Advance" means an advance by a Lender to the Borrower pursuant to
           -------
     Article II, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Advance).
                                ----

          "Affiliate" means, with respect to any Person (the "Affected Person"),
           ---------                                          ---------------
     any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is in common control with, the Affected Person, (b) which beneficially owns or holds 5% or more of the Voting Interests of the Affected Person or (c) 5% or more of the Voting Interests of which are beneficially owned or held by the Affected Person. The term "control" means the possession. directly or indirectly, of the power to direct or cause the direction of the management and policies of a PERSON, whether through the ownership of Voting Interests, by contract or otherwise.

          "Agent" has the meaning specified in the recital of parties to this
           -----
     Agreement.

          "Agent's Account" means the account of the Agent maintained by the
           ---------------
     Agent at Citibank's office at 399 Park Avenue, New York, New York 10043, Account No.40610794, Attention: Pimco Advisors, or such other account maintained by the Agent and designated by the Agent in a written notice to the Lenders and the Borrower.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means, as of any date, a percentage per annum
           -----------------
     determined by reference to the ratio of all Indebtedness (other than Excluded Broker Commission Debt) of the Borrower and its Subsidiaries to Consolidated EBITDA of the Borrower and its Subsidiaries for the Rolling Period most recently ended as set forth below:

     ------------------------------------------------------------------------------------
        Indebtedness to EBITDA         Applicable Margin          Applicable Margin for
         Ratio of the Borrower      for Base Rate Advances      Eurodollar Rate Advances
     ------------------------------------------------------------------------------------
     equal to or less than 1.25              0.0%                       .2500%
     ------------------------------------------------------------------------------------
     equal to or less than 2.00              0.0%                       .3125%
     ------------------------------------------------------------------------------------
     greater than 2.00                       0.0%                       .5000%
     ------------------------------------------------------------------------------------

          "Applicable Percentage" means, as of any date, a percentage per annum
           ---------------------
     determined by reference to the ratio of all Indebtedness (other than Excluded Broker Commission Debt) of the Borrower and its Subsidiaries to Consolidated EBITDA of the Borrower and its Subsidiaries for the Rolling Period most recently ended as set forth below:

     --------------------------------------------------------------------------------
                 Indebtedness to               Applicable Percentage for
                     EBITDA                    Eurodollar Rate Advances
     --------------------------------------------------------------------------------
     equal to or less than 1.25               .1250%
     --------------------------------------------------------------------------------
     equal to or less than 2.00               .1875%
     --------------------------------------------------------------------------------
     greater than 2.00                        .2500%
     --------------------------------------------------------------------------------

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto .

          "Base Rate" means a fluctuating interest rate per annum in effect from
           ---------
     time to time, which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b)   the sum (adjusted to the nearest 1/4 of 1% or, if there

          is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest
                        ----
          three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of
                         ----
          the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

               (c)   1/2 of one percent per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as
           -----------------
     provided in Section 2.06(a)(i).

          "Board of Directors" has the meaning specified in the Partnership
           ------------------
     Agreement.

          "Borrower" has the meaning specified in the recital of parties to this
           --------
     Agreement.

          "Borrowing" means a borrowing consisting of Advances of the same
           ---------
     Type made on the same day by the Lenders.

          "Broker Commission Debt" means (a) Indebtedness incurred by the
           ----------------------
     Borrower or any Subsidiary of the Borrower for the purpose of funding Broker Commissions or (b) the amount of any financing obtained through the sale, discount or securitization of Collection Rights, which in either case may or may not be secured by Collection Rights.

          "Broker Commissions" means the amounts paid by the Borrower or any
           ------------------
     Subsidiary of the Borrower to unaffiliated broker-dealers or other distributors in connection with the distribution by such broker-dealers or other distributors of mutual funds sponsored by the Borrower or any Subsidiary of the Borrower.

          "Business Day" means a day of the year on which banks are not required
           ------------
     or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Lease" means, at any time, a lease with respect to which the
           -------------
     lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Capitalized Lease Obligation" shall mean any rental obligation of any
           ----------------------------
     Person which, under GAAP, would be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

          "Change of Control" means any of the following: (a) PIMCO GP shall
           -----------------
     at any time cease to be the managing general partner of the Borrower; (b) Pacific Mutual shall fail to maintain beneficial ownership of at least 50% of the aggregate economic interest in PIMCO GP; or (c) Pacific Mutual shall cease to be, directly or indirectly through a wholly owned Subsidiary, a general partner of PIMCO GP.

          "Citibank" means Citibank, N.A.
           --------

          "Citicorp" has the meaning specified in the recital of parties to this
           --------
     Agreement.

          "Class A Units" means the units of limited partner interest of the
           -------------
     Borrower designated as Class A LP Units and any Restructuring Securities issued in exchange therefor.

          "Class B Units" means the units of limited partner interest of the
           -------------
     Borrower designated as Class B LP Units and any Restructuring Securities issued in exchange therefor.

          "Clean-Up Period" means, during any 365-day period, any period of 30
           ---------------
     consecutive days designated by the Borrower upon at least one Business Day's notice prior to the commencement of such Clean-Up Period.

          "Collection Rights" means amounts subject to receipt by the Borrower
           -----------------
     or any Subsidiary of the Borrower (a) pursuant to any 12b-1 Plan of, or any similar or successor plan of, or arrangement with, any Fund, (b) in respect of the provision of administrative or investment advisory services to a closed end Fund pursuant to agreements or (c) on account of contingent deferred sales charges or other similar charges by shareholders of any Funds.

          "Commitment" has the meaning specified in Section 2.01.
           ----------

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
     with GAAP.

          "Convert", "Conversion" and "Converted" each refers to a conversion of
           -------    ----------       ---------
     Advances of one Type into Advances of the other Type pursuant to Section
     2.07 or 2.08.

          "Default" means any Event of Default or any event that would
           -------
     constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
     office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "EBITDA" means, for any period, Operating Profit Available for
           ------
     Distribution plus interest expense for such period.

          "Effective Date" has the meaning specified in Section 3.01.
           --------------

          "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender
           -----------------
     and (c) any other Person approved by the Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however,
                                                          --------  -------
     that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of
           ---------------
     ERISA is a member of the Borrower's controlled group, or under common control with the Borrower, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a) the occurrence of a reportable event, within
           -----------
     the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b)the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Borrower or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Borrower or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the failure by the Borrower or any of its ERISA Affiliates to make a payment to a Plan if the conditions for the imposition of a lien under Section 302(f)(1) of ERISA are satisfied; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
     Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
     office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is SPECIFIED, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

          "Eurodollar Rate" means, for any Interest Period for each Eurodollar
           ---------------
     Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average (rounded upward to the nearest whole multiple of 1/16 of 1 % per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Citibank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as
           -----------------------
     provided in Section 2.06(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all
           ----------------------------------
     Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
     amended.

          "Excluded Broker Commission Debt" means Broker Commission Debt (a) the
           -------------------------------
     proceeds of which are used primarily to fund payments of Broker Commissions and (b) as to which the lender under such Indebtedness or the purchaser of Collection Rights (or any securitization vehicle) does not have any recourse whatsoever against the Borrower or a Subsidiary of the Borrower except in the event of (i) the amendment, which is adverse to the interest of the Borrower or such Subsidiary, or termination, of a 12b-1 Plan or similar plan under which such Collection Rights would arise, (ii) changes in applicable law relating to 12b-1 Plans which have a material adverse effect on the ability of the Borrower or such Subsidiary to satisfy its obligations under the 12b-1 or similar plan, sales charge arrangement or other arrangement pursuant to which such Collection Rights would arise,
     (iii) ordinary and customary provisions for liability for fraud, gross negligence or willful misconduct or breach of representations relating to the validity and collection of Collection Rights and the Borrower's or such Subsidiary's status under the Investment Company Act or (iv) any amendment or modification, which is adverse to the interest of the Borrower or such Subsidiary (including those required by changes in law) or to lenders or purchasers, or any termination of, any underwriting agreement, prospectus or sales charge arrangement of the Borrower or such Subsidiary with any Fund in respect of which Collection Rights have been transferred in connection with such transaction.

          "Federal Funds Rate" means, for any period, a fluctuating interest
           ------------------
     rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Fund" means any "investment company", as defined in the Investment
           ----
     Company Act, or any Person that would be an "investment company" but for
     Section 3(c)(1) of the Investment Company Act, managed by the Borrower or any Subsidiary of the Borrower or for which the Borrower or such Subsidiary provides advisory, administrative, supervisory, management, consulting, underwriting, transfer agency, shareholder or share servicing or similar services.

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "GP Units" means the units of general partner interest in the Borrower
           --------
     designated as General Partner Units and any Restructuring Securities issued in exchange therefor.

          "Guaranty" means, with respect to any Person, any obligation (other
           --------
     than obligations arising from the indorsement of negotiable instruments for deposit or collection in the ordinary course of business) of such Person guarantying or in effect guarantying any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

               (a) to purchase such indebtedness or obligation or any property constituting security therefor;

               (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain working capital, equity accounts or any other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

               (c) to lease properties or to purchase goods, properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

     In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor to the extent of such Guaranty.

          "Indebtedness" with respect to any Person means, at any time, without
           ------------
     duplication:

               (a)   its liabilities for borrowed money;

               (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

               (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

               (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (even if it has not assumed or otherwise become liable for such liabilities);

               (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

               (f)   Swaps of such Person;

               (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof; and

               (h) all other liabilities of a type described in clauses (a) through (g) above of such Person resulting from such Person being a general partner or joint venturer, whether by provision of applicable law, contract or otherwise.

          "Initial Lender" has the meaning specified in the recital of parties
           --------------
     to this Agreement.

          "Interest Period" means, for each Eurodollar Rate Advance comprising
           ---------------
     part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two and three months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
                                      --------  -------
               (i) the Borrower may not select any Interest Period that ends after the Termination Date;

               (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

               (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause
                        --------  -------
          the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

               (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as
           ---------------------
     amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Investment Company Act" means the Investment Company Act of 1940, as
           ----------------------
     amended.

          "Investments" means all investments, in cash or by delivery of
           -----------
     property, made directly or indirectly in any other Person, whether by acquisition of shares of capital stock, other equity interests, indebtedness, or other obligations or securities, or by loan, advance, capital contribution or otherwise.

          "Lenders" means the Initial Lender and each Person that shall become a
           -------
     party hereto pursuant to Section 8.07.

          "Liens" means any interest in property securing an obligation owed to,
           -----
     or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien arising from a security interest, mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment, or bailment for security purposes. For the purposes hereof, a Person shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall constitute a Lien.

          "Material Adverse Change" means any material adverse change in the
           -----------------------
     business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the
           -----------------------
     business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or any Lender under this Agreement or any Note or (c) the ability of the Borrower to perform its obligations under this Agreement or any Note.

          "Multiemployer Plan" means a multiemployer plan, as defined in Section
           ------------------
     4001(a)(3) of ERISA, to which the Borrower or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
           ----------------------
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and at least one Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "New General Partner" has the meaning specified in the definition of
           -------------------
     "Restructuring".
      -------------

          "Note" means a promissory note of the Borrower payable to the order of
           ----
     any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

          "Notice of Borrowing" has the meaning specified in Section 2.02.
           -------------------

          "Operating Board" has the meaning specified in the Partnership
           ---------------
     Agreement.

          "Operating Income Available for Distribution" has the meaning
           -------------------------------------------
     specified in the Partnership Agreement.

          "Pacific Mutual" means Pacific Mutual Life Insurance Company, a
           --------------
     California corporation.

          "Partnership Agreement" means the Amended and Restated Agreement of
           ---------------------
     Limited Partnership of PIMCO Advisors L.P. dated as of October 31, 1994, as amended.

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Permitted Liens" means:
           ---------------

               (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of carriers, warehousemen, landlords, mechanics and materialmen for which appropriate GAAP reserves have been set aside;

               (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which shall at any time in good faith be prosecuted by an appeal or proceeding for a review shall have been secured for which appropriate GAAP reserves have been set aside;

               (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorney's liens and statutory landlord's liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, in each case, the obligation secured is not overdue or, if
          --------
          overdue, is being contested in good faith by appropriate actions or proceedings;

               (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of a Person's business or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of such Person;

               (e) Liens solely securing Purchase Money Obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business; and

               (f) Liens on Collection Rights securing Broker Commission Debt and Underwriting Discount Debt.

          "Person" means an individual, partnership, corporation (including a
           ------
     business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "PIMCO GP" means PIMCO Partners, G.P., a California general
           --------
     partnership and general partner of the Borrower.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.
           ----

          "Purchase Money Obligations" means, with respect to any Person, any
           --------------------------
     Indebtedness (including Capitalized Lease Obligations) secured by a Lien on assets related to the business of such Person, and any additions and accessions thereto, that are purchased by such Person, provided that (a) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into
                       ---------------------------------
     within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, and any additions and accessions thereto to the extent of the fair market value of such additions and accessions and any proceeds therefrom, (b) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with purchase of additions and accessions thereto and in respect of fees and other obligations in respect of such Indebtedness, and (c) (i) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to such Person of the assets subject thereto or (ii) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any accessions thereto and any proceeds therefrom.

          "Register" has the meaning specified in Section 8.07(c).
           --------

          "Reportable Event" shall mean any of the events set forth in section
           ----------------
     4043(b) of ERISA or the regulations thereunder, a withdrawal from a plan described in section 4063 of ERISA, or a cessation of operations described in section 4062 of ERISA.

          "Required Lenders" means at any time Lenders owed at least a majority
           ----------------
     in interest of the then aggregate unpaid principal amount of the Advances owing to Lenders, or, if no such principal amount is then outstanding, Lenders having at least a majority in interest of the Commitments .

          "Restructuring" means (a) the formation of a corporation or other
           -------------
     entity structured to distribute, and to prevent any restriction on its ability to distribute, all cash received by it from the Borrower other than cash required for the payment of taxes and operational expenses arising from the operations of such corporation (the "New General Partner") which will be admitted as an additional general partner of the Borrower (but not the managing general partner), and the exchange of its shares of common stock for Units held by the public, or (b) any other restructuring of the Borrower which maintains taxation of the Borrower as a partnership. The Restructuring effecting the exchange of shares of common stock for Units held by the public is anticipated to occur on or before January 1, 1998 or at a later date before the end of the period provided by law in which the Borrower would not be subject to taxation as a corporation.

          "Restructuring Securities" means publicly traded shares of common
           ------------------------
     stock the New General Partner in connection with the Restructuring in exchange for Units.

          "Rolling Period" means, with respect to any fiscal quarter the
           --------------
     consecutive four fiscal quarter period ending on the last day of such fiscal quarter.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Significant Subsidiary" means at any time any Subsidiary of the
           ----------------------
     Partnership that would constitute a "significant subsidiary" as defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date hereof.

          "Single Employer Plan" means a single employer plan, as defined in
           --------------------
     Section 4001(a)(l5) of ERISA, that (a) is maintained for employees of the Borrower or any of its ERISA Affiliates and no Person other than the Borrower and its ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" means, in relation to any Person, any corporation or
           ----------
     other entity acquired or otherwise maintained at any future date, of which over 50% of the outstanding voting rights are beneficially owned (either alone or through Subsidiaries of such Person or together with Subsidiaries of such Person) by such Person.

          "Swaps" means, with respect to any Person, payment obligations with
           -----
     respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligation shall be the net amount so determined.

          "Termination Date" means the earlier of September 30, 1999 and the
           ----------------
     date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.

          "Type" has the meaning specified in the definition of "Advance".
           ----                                                  -------

          "Underwriting Discount Debt" means Indebtedness incurred by the
           --------------------------
     Borrower or any Subsidiary of the Borrower for the purpose of funding Underwriting Discounts.

          "Underwriting Discounts" means amounts paid by the Borrower or any
           ----------------------
     Subsidiary of the Borrower to unaffiliated broker-dealers in connection with the underwriting or best efforts distribution of the offering of capital stock of a closed end Fund (including, without limitation, Indebtedness incurred for such purpose under this Agreement).

          "Units" means, collectively, the Class A Units, the Class B Units and
           -----
     the GP Units.

          "Voting Interests" means (a) any security of any class, or equivalent
           ----------------
     interest in any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of corporate directors (or Persons performing similar functions), and (b) in the case of any partnership, a general partnership interest therein, even if responsibility for management of such partnership is vested, by contract or otherwise, in any Person other than the holder of such general partnership interest, and the percentage of Voting Interests in such partnership held by such general partner shall be deemed to be its percentage economic interest therein.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the
                        ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically
                        ----------------
defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").
                                                      ----


                                  ARTICLE II

                       AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Advances. (a) Each Lender severally agrees, on the
                        ------------
terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to
Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lender's "Commitment"). Each Borrowing shall be in an aggregate amount of
          ----------
$5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01, prepay pursuant to
Section 2.09 and reborrow under this Section 2.01.

          (b)  Clean-Up Periods. Notwithstanding the provisions in Section
               ----------------
2.01(a), no Advance may be made under Section 2.01(a) during any Clean-Up
Period.

          SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on
                        -------------------
notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier or telex, confirmed
                -------------------
immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.02.

          (b)  Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.11 and (ii) the Eurodollar Rate Advances may not be outstanding as part of more than five separate Borrowings.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (d) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

          (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

          SECTION 2.03. Fees. (a) Facility Fee. The Borrower agrees to pay to
                        ----      ------------
the Agent for the account of each Lender a facility fee on the aggregate amount of such Lender's Commitment from the date hereof in the case of the Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date at a rate per annum equal to the Applicable Percentage in effect from time to time, payable in arrears quarterly on the last day of each quarter, commencing June 30, 1996, and ending on the Termination Date.

          (b) Agent's Fees. The Borrower shall pay to the Agent for its own
              ------------
account such fees as may from time to time be agreed between the Borrower and the Agent.


          SECTION 2.04. Termination or Reduction of the Commitments. The
                        -------------------------------------------
Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that each partial reduction
                                           --------
shall be in the aggregate amount of $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

          SECTION 2.05. Repayment. The Borrower shall repay to the Agent for the
                        ---------
ratable account of the Lenders on the Termination Date the aggregate principal amount of the Advances then outstanding.

          SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay
                        --------      ------------------
interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i)  Base Rate Advances. During such periods as such Advance is a Base
               ------------------
Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from
                                 ----
time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

          (ii) Eurodollar Rate Advances. During such periods as such Advance is
               ------------------------
a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from
                                 ----
time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (b)  Default Interest. Upon the occurrence and during the continuance
               ----------------
of an Event of Default under Section 6.01(a), the Borrower shall pay interest on
(i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to clause
(a)(i) above.

          SECTION 2.07. Interest Rate Determination. (a) The Agent shall give
                        ---------------------------
prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.06(a)(i) or (ii).

          (b) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (e) Upon the occurrence and during the continuance of any Event of Default (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.08. Optional Conversion of Advances. The Borrower may on any
                        -------------------------------
Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.11, Convert all Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances
      --------  -------
into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b) and no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b). Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          SECTION 2.09. Prepayments. (a) Optional. The Borrower may, upon at
                        -----------      --------
least one Business Day's notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate
- --------  -------
principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(c).

          (b) Mandatory. The Borrower shall, on the first day of each Clean-Up
              ---------
Period, prepay in full the Advances then outstanding.

          SECTION 2.10. Increased Costs. (a) If, due to either (i) the
                        ---------------
introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 2.11. Illegality. Notwithstanding any other provision of this
                        ----------
Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

          SECTION 2.12. Payments and Computations. (a) The Borrower shall make
                        -------------------------
each payment hereunder and under the Notes not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Agent at the Agent's Account in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.10, 2.13 or 8.04(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

          (c) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of facility fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fee, as the case may be; provided, however, that, if such extension would cause payment of
        --------  -------
interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.13. Taxes. (a) Any and all payments by the Borrower
                        -----
hereunder or under the Notes shall be made, in accordance with Section 2.12, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes
                 ---------
imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it in lieu of income taxes, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to
                            -----
deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").
                                                         -----------

          (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in
 -------------       --------------------
Section 7701 of the Internal Revenue Code.

          (e) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of the Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 2.13(a). If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in Section 2.13(e) (other than if such failure is due to a change in law occurring subsequent to
 ----- ----
the date on which a form originally was required to be provided, or if such form otherwise is not required under the first sentence of subsection (e) above), such Lender shall not be entitled to indemnification under Section 2.13(a) with respect to Taxes imposed by the United States; provided, however, that should a
                                               --------  -------
Lender become subject to Taxes
because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist the Lender to recover such Taxes.

          SECTION 2.14. Sharing of Payments, Etc. If any Lender shall obtain any
                        ------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.10, 2.13 or 8.04(c)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if
                                                    --------  -------
all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.14 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

          SECTION 2.15. Use of Proceeds. The proceeds of the Advances shall be
                        ---------------
available (and the Borrower agrees that it shall use such proceeds) for general partnership or corporate purposes, as the case may be, of the Borrower and its Subsidiaries.


                                  ARTICLE III

                    CONDITIONS TO EFFECTIVENESS AND LENDING

  SECTION 3.01. Conditions Precedent to Effectiveness of Section 2.01. Section
                -----------------------------------------------------
2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been
 --------------
satisfied:

          (a) There shall have occurred no Material Adverse Change since December 31, 1995.


          (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

          (c) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

          (d) The Borrower shall have notified each Lender and the Agent in writing as to the proposed Effective Date.

          (e) The Borrower shall have paid all accrued fees and expenses of the Agent and the Lenders (including the accrued fees and expenses of counsel to the Agent).

          (f) On the Effective Date, the following statements shall be true and the Agent shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

               (i)   The representations and warranties contained in Section
          4.01 are correct on and as of the Effective Date, and

               (ii) No event has occurred and is continuing that constitutes a Default.

          (g) The Agent shall have received on or before the Effective Date the following, each dated such day (unless otherwise indicated), in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

               (i)   The Notes to the order of the Lenders, respectively.

               (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Notes, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes.

               (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the authorized representatives of the Borrower authorized to sign this Agreement and the Notes and the other documents to be delivered hereunder.


               (iv) A copy of the amended and restated certificate of limited partnership of the Borrower filed in November 1994 and each amendment thereto, certified (as of a date reasonably near the Effective Date) by the Secretary of State of the State of Delaware as being a true and correct copy thereof.


               (v) A copy of a certificate of the Secretary of State of the State of Delaware, dated reasonably near the Effective Date, listing the certificate of limited partnership of the Borrower and each amendment thereto on file in his or her office and certifying that (A) such amendments are the only amendments to the Borrower's certificate of limited partnership on file in his or her office, (B) the Borrower has paid all franchise taxes to the date of such certificate (C) the Borrower is duly organized and in good standing under the laws of the State of Delaware.

               (vi) A certified copy of the Partnership Agreement, duly executed.

               (vii) Such financial, business and other information regarding the Borrower and its Subsidiaries as the Lenders shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA and welfare plans (as defined in Section 3(1) of ERISA), collective bargaining agreements and other arrangements with employees.

               (viii) A favorable opinion of Newton B. Schott, Esq., Senior Vice President-Legal for the Borrower, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request.

               (ix) A favorable opinion of Shearman & Sterling, counsel for the Agent, in form and substance satisfactory to the Agent.

          SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation
                        --------------------------------------
of each Lender to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

          (i) The representations and warranties contained in Section 4.01 are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

          (ii) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agent shall have received such other approvals, opinions or documents as any Lender through the Agent may reasonably request.

          SECTION 3.03. Determinations Under Section 3.01. For purposes of
                        ---------------------------------
determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the proposed Effective Date, as notified by the Borrower to the Lenders, specifying its objection thereto. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

          SECTION 4.01. Representations and Warranties of the Borrower. The
                        ----------------------------------------------
Borrower represents and warrants as follows:

          (a) (i) The Borrower has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware and has all requisite partnership power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. There is no authorized or outstanding class of capital stock or ownership units of the Borrower other than the Units. The outstanding Units have been validly issued.

          (ii) Set forth on Schedule 4.01(a) hereto is a complete and accurate list of all Subsidiaries of the Borrower, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation or organization, the number of shares of each class of capital stock or ownership units authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares or units of each such class owned (directly or indirectly) by the Borrower and the number of shares or units covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock or ownership units of all of such Subsidiaries has been validly issued, is fully paid and nonassessable and is owned by the Borrower or one or more of its Subsidiaries free and clear of all Liens. Each such Subsidiary is duly organized (or formed), validly (or legally) existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the Notes, and the consummation of the transactions contemplated hereby, are within the Borrower's partnership powers, have been duly authorized by all necessary partnership action, and do not contravene (i) the Partnership Agreement or (ii) law or any contractual restriction binding on or affecting the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.

          (d) This Agreement has been, and each of the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each of the Notes when delivered hereunder will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (e) There is no pending or threatened action, suit, investigation, litigation or proceeding, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or

          (ii) purports to affect the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby.

               (f) No proceeds of any Advance will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

               (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

               (h) Except as described on Schedule 4.01(h) hereto, the Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. Each transaction between the Borrower or a Subsidiary of the Borrower and any Person identified on such
Schedule 4.01(h) has been conducted in all material respects in compliance with all applicable laws, rules, regulations and orders. Neither the making of any Advances nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of the Investment Company Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.


                                   ARTICLE V

                           COVENANTS OF THE BORROWER


          SECTION 5.01. Affirmative Covenants. So long as any Advance shall
                        ---------------------
remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a)  Compliance with Laws, Etc. Comply, and cause each of its
               -------------------------
     Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA.

          (b)  Payment of Taxes, Etc. Pay and discharge, and cause each of its
               ---------------------
     Subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the
                                             --------  -------
     Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c)  Maintenance of Insurance. Maintain, and cause each of its
               ------------------------
     Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (d)  Preservation of Partnership or Corporate Existence, Etc. Preserve
               --------------------------------------------------------
     and maintain, and cause each of its Subsidiaries to preserve and maintain, its partnership or corporate existence, as the case may be, rights and franchises; provided, however, that (i) the Borrower may effect the
                 --------  -------
     Restructuring, (ii) the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(b), (iii) any current Subsidiary of the Borrower which is organized as a partnership may take any and all actions necessary to become a limited liability company and (iv) neither the Borrower nor any of its Subsidiaries shall be required to preserve any right or franchise if the Operating Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

          (e)  Visitation Rights. At any reasonable time and from time to time,
               -----------------
     permit the Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

          (f)  Keeping of Books. Keep, and cause each of its Subsidiaries to
               ----------------
     keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (g)  Maintenance of Properties, Etc. Maintain and preserve, and cause
               ------------------------------
     each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (h)  Transactions with Affiliates. Conduct, and cause each of its
               ----------------------------
     Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that any such transaction approved by the
                --------  -------
     Board of Directors shall be deemed to be on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (i)  Reporting Requirements. Furnish to the Agent:
               ----------------------

          (i) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer of the Borrower as having been prepared in accordance with GAAP and setting forth in comparative form the figures for the corresponding period in the preceding fiscal year, all in reasonable detail and consistent with prior practice; provided that if any such Person
                                                --------
     is required to file a Quarterly Report on Form 10-Q with the Securities and Exchange Commission, such report may be delivered in lieu of the financial statements otherwise required under this paragraph (i);

         (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Required Lenders by a nationally recognized firm of independent public accountants setting forth in comparative form the figures for the previous fiscal year; provided that
                                                                   --------
     if any such Person is required to file an Annual Report on Form 10-K with the Securities and Exchange Commission, such report may be delivered in lieu of the financial statements otherwise required under this paragraph
     (ii);

        (iii) together with each delivery of financial statements pursuant to paragraphs (i) and (ii) above, an officer's certificate signed by the chief financial officer of the Borrower (A) stating that the signer has reviewed the terms of this Agreement and of the Notes and has made, or caused to be made under such signer's supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence, as at the date of such officer's certificate, of any condition or event which constitutes a Default, or, if any condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto, and (B) setting forth computations demonstrating in reasonable detail compliance during and at the end of such accounting period with the financial covenants contained in Section 5.03.

         (iv) as soon as possible and in any event within five days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

               (v) promptly after the sending or filing thereof, copies of all reports that the Borrower sends to any of its securityholders, and copies of all reports and registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange;

               (vi) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(e); and

               (vii) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

          (j)  Restructuring. Promptly furnish to the Agent (A) such agreements,
               -------------
     documents and other information concerning the Restructuring as is reasonably requested by the Agent and (B) either (1) an original copy of each opinion of counsel delivered in connection with the Restructuring addressed to each of the Lenders and the Agent or (2) a letter addressed to each of the Lenders and the Agent from each of the counsel rendering opinions in connection with the Restructuring stating that each of the Lenders and the Agent may rely upon the opinion of such counsel delivered in connection with the Restructuring, with a copy of such opinion attached to such letter.

          SECTION 5.02. Negative Covenants. So long as any Advance shall remain
                        ------------------
unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

          (a)  Liens, Etc. Create or suffer to exist, or permit any of its
               -----------
     Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than Permitted Liens.

          (b)  Mergers Sales of Assets, Etc. Merge or consolidate with or into,
               ----------------------------
     or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower may merge into or dispose of assets to the Borrower and the Borrower may merge with any other Person so long as the Borrower is the surviving entity, provided, in each case, that no Default shall have
                       --------
     occurred and be continuing at the time of such proposed transaction or would result therefrom.

          (c)  Accounting Changes. Make or permit, or permit any of its
               ------------------
     Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by generally accepted accounting principles.

          (d)  Indebtedness. Create of suffer to exist, or permit any of its
               ------------
     Subsidiaries to create or suffer to exist, any Indebtedness (other than Excluded Broker Commission Debt) which would cause the ratio of all such Indebtedness of the Borrower and its Subsidiaries to Consolidated EBITDA of the Borrower and its Subsidiaries for the Rolling Period most recently ended to rise above .67 to 1.

          SECTION 5.03. Financial Covenants. So long as any Advance shall remain
                        -------------------
unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

          (a)  Interest Coverage Ratio. Maintain, as of the end of each fiscal
               -----------------------
     quarter ending on or after March 31, 1996, a ratio of Consolidated EBITDA of the Borrower and its Subsidiaries for the Rolling Period then ended to interest payable on, and amortization of debt discount in respect of, all Indebtedness (other than Excluded Broker Commission Debt) during such Period of not less than 5 to 1.

          (b)  Fixed Charge Coverage Ratio. Maintain a ratio of Consolidated
               ---------------------------
     EBITDA of the Borrower and its Subsidiaries for the Rolling Period then ended, as at the end of each fiscal quarter on or after March 31, 1996, to all Indebtedness (other than Excluded Broker Commission Debt) of the Borrower and its Subsidiaries of not less than 3 to 1.

          (c)  Minimum EBITDA. Maintain, as of the end of each fiscal quarter
               --------------
     ending on or after March 31, 1996, Consolidated EBITDA of the Borrower and its Subsidiaries for the Rolling Period then ended of not less than $80,000,000.


                                  ARTICLE VI

                               EVENTS OF DEFAULT

          SECTION 6.01. Events of Default. If any of the following events
                        -----------------
("Events of Default") shall occur and be continuing:
  -----------------

          (a) The Borrower shall fail (i) to pay any principal of any Advance when the same becomes due and payable, (ii) to pay any interest on any Advance within three days after such interest becomes due and payable or
     (iii) to pay any other amount under this Agreement or any Note within three days after such amount becomes due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e), (h) or (i), 5.02 or 5.03 or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

               (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Indebtedness that is outstanding in a principal or notional amount of at least $5,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

               (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

               (f) Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (g) Any nonmonetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

               (h) There shall be any involuntary termination or suspension (which suspension continues for a period of ten consecutive Business
          Days) or any voluntary termination or
          suspension (which suspension continues for a period of ten consecutive Business Days) arising out of a regulatory proceeding or investigation (whether administrative, civil or criminal) of the Partnership's or any Significant Subsidiary's federal licenses or registration to act as an investment advisor or a broker-dealer; or

               (i)   A Change of Control; or

               (j) The Borrower or any of its ERISA Affiliates shall incur, or shall be reasonably likely to incur liability in excess of $5,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of the Borrower or any of its ERISA Affiliates from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

     then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an
     --------  -------
     order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.


                                  ARTICLE VII

                                   THE AGENT

          SECTION 7.01. Authorization and Action. Each Lender hereby appoints
                        ------------------------
and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any manners not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be
                          --------  -------
required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

          SECTION 7.02. Agent's Reliance, Etc. Neither the Agent nor any of its
                        ---------------------
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Citicorp and Affiliates. With respect to its Commitment,
                        -----------------------
the Advances made by it and the Note issued to it, Citicorp shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citicorp in its individual capacity. Citicorp and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Citicorp were not the Agent and without any duty to account therefor to the Lenders.

         SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it
                       ----------------------
has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. The Lenders agree to indemnify the
                        ---------------
Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no
                                                               --------
Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

          SECTION 7.06. Successor Agent. The Agent may resign at any time by
                        ---------------
giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                  ARTICLE VIII

                                 MISCELLANEOUS

          SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision
                        ---------------
of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in
       --------  -------
writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Section 3.01, (b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, that shall be required for the Lenders or any of them to take any action hereunder or (f) amend this Section 8.01; and provided further that no amendment, waiver or consent shall, unless in
          -------- -------
writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

          SECTION 8.02. Notices, Etc. All notices and other communications
                        ------------
provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered, if to the Borrower, at its address at 800 Newport Center Drive, Suite 100, Newport Beach, CA 92660, Attention: Chief Financial Officer, telecopier no.:
(714) 759-9451; if to the Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 399 Park Avenue, New York, New York 10043, Attention: Investment Banks Managed Funds Department, telecopier no.: (212) 371-6309; or, as to the Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or telexed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article II, III or VII shall not be effective until received by the Agent.

          SECTION 8.03. No Waiver; Remedies. No failure on the part of any
                        -------------------
Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 8.04. Costs and Expenses. (a) The Borrower agrees to pay on
                        ------------------
demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, consultant and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes and the other documents to be delivered hereunder, including, without limitation, reasonable fees and expenses of counsel for the Agent and each Lender in connection with the enforcement of rights under this Section 8.04(a).

          (b) The Borrower agrees to indemnify and hold harmless the Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against
                                          -----------------
any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances, whether or not such investigation, litigation or proceeding is brought by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or from any representation or warranty made by the Agent, if any, as to its obligations to any Lender or Eligible Assignee. The Borrower also agrees not to assert any claim against the Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Notes, this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

       (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.07(d) or (e), 2.09 or 2.11, acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

       (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.10, 2.13 and 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

       SECTION 8.05. Right of Setoff. Upon (i) the occurrence and during the
                     ---------------
continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such
                                       --------
notice shall not affect the validity of such setoff and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender and its Affiliates may have.

       SECTION 8.06. Binding Effect. This Agreement shall become effective
                     --------------
(other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by the Initial Lender that the Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

          SECTION 8.07. Assignments and Participations. (a) Each Lender may
                        ------------------------------
assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not
- --------  -------
a varying, percentage of all rights and obligations under this Agreement, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c)  The Agent shall maintain at its address referred to in Section
8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be
                        --------
conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

          (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however,
                                                            --------  -------
that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of this Agreement or any Note, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

          (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower.

          (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 8.08. Governing Law. This Agreement and the Notes shall be
                        -------------
governed by, and construed in accordance with, the laws of the State of New
York.

          SECTION 8.09. Execution in Counterparts. This Agreement may be
                        -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 8.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby
                        -----------------
irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or the Notes in the courts of any jurisdiction.

          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 8.11. Waiver of Jury Trial. Each of the Borrower, the Agent
                        --------------------
and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the Notes or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                           PIMCO ADVISORS L.P.

                                           By /s/ William D. Cvengros
                                              -------------------------
                                           Name:    WILLIAM D. CVENGROS
                                           Title:   CHIEF EXECUTIVE OFFICER

                                           CITICORP USA, INC.,
                                             as Agent

                                           BY____________________
                                             Name:
                                             Title:


                                 Initial Lender
                                 --------------

Commitment
- ----------
$25,000,000                                CITICORP USA, INC.

                                           By /s/ B. Danforth Ely
                                             ---------------------
                                           Name:   B. DANFORTH ELY
                                           Title:  VICE PRESIDENT

                                                             SCHEDULE I TO THE
                                                             CREDIT AGREEMENT
                                                             -----------------

                           APPLICABLE LENDING OFFICES


Name of
Initial Lender                     Eurodollar Lending Office        Domestic Lending Office
- --------------                     -------------------------        -----------------------
Citicorp USA. Inc.                 399 Park Avenue                  399 Park Avenue
                                   New York, NY 10043               New York, NY 10043

                                                     SCHEDULE 4.01(a) TO THE
                                                     CREDIT AGREEMENT
                                                     ------------------




                                 SUBSIDIARIES
                                 ------------

                             Jurisdiction of      Authorized                  % Owned by
                              Incorporation      Common Stock  Outstanding  Borrower directly
Subsidiary                    or Formation        (Shares)       Shares       or indirectly
- ----------                 ------------------   -------------  -----------  -----------------
Cadence Capital            Delaware                 1,000           100             100%
Management Inc.

Columbus Circle            Delaware                 1,000           100             100%
Investors Management
Inc.

NFJ Management Inc.        Delaware                 1,000           100             100%

Parametric Management      Delaware                 1,000           100             100%
Inc.

PIMCO Management Inc.      Delaware                 1,000           100             100%

PIMCO Advisors             Delaware                 1,000           100             100%
Distribution Company

Blairlogie Holdings        U.K. (limited                                            100%
Limited                    liability company)

Blairlogie Capital         U.K. (limited                                          75.25%
Management                 partnership)

Cadence Capital            Delaware (general                                        100%
Management                 partnership)

Columbus Circle            Delaware (general                                        100%
Investors                  partnership)

NFJ Investment Group       Delaware (general                                        100%
                           partnership)

Parametric Portfolio       Delaware (general                                        100%
Associates                 partnership)

Pacific Investment         Delaware (general                                        100%
Management Company         partnership)

No corporate subsidiary has an authorized class of stock other than common stock. No subsidiary has shares or units covered by options. warrants, rights of conversion or purchase or similar rights.

                                                    SCHEDULE 4.01(h) TO THE
                                                    CREDIT AGREEMENT
                                                    --------------------


                             INVESTMENT COMPANY ACT
                             ----------------------

The Borrower is an "affiliated person" of the following investment companies:

PIMCO Advisors Funds
Cash Accumulation Trust
PIMCO Funds including the Equity Advisors Series

                                                           EXHIBIT A TO THE
                                                           CREDIT AGREEMENT
                                                           ----------------
                            FORM OF PROMISSORY NOTE



U.S.$________                                            Dated: _______, 199_

          FOR VALUE RECEIVED, the undersigned, PIMCO ADVISORS L.P., a Delaware limited partnership (the "Borrower"), HEREBY PROMISES TO PAY to the order of
                          --------
______________ (the "Lender") for the account of its Applicable Lending Office
                     ------
on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$________ or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of April 12, 1996 among the Borrower, the Lender and certain other lenders parties thereto, and Citicorp USA, Inc., as Agent for the Lender and such other lenders (as amended or modified from time to time, the "Credit
                                                                       ------
Agreement"; unless otherwise defined herein, the terms defined therein being
- ---------
used herein as therein defined) outstanding on the Termination Date.

          The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

          Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Agent, at _________, Account No._______, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

          This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                          PIMCO ADVISORS L.P.



                                          BY_____________________
                                            Name:
                                            Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL


================================================================================
                                Amount of
              Amount of      Principal Paid  Unpaid Principal    Notation
Date           Advance         or Prepaid         Balance         Made By
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

================================================================================

                                                           EXHIBIT B TO THE
                                                           CREDIT AGREEMENT
                                                           ----------------

                          FORM OF NOTICE OF BORROWING


Citicorp USA, Inc., as Agent
for the Lenders parties
to the Credit Agreement
referred to below
                                     [Date]

              Attention: __________

Ladies and Gentlemen:

  The undersigned, PIMCO Advisors L.P., refers to the Credit Agreement, dated as of April 12, 1996 (as amended or modified from time to time, the "Credit
                                                                  ------
Agreement", unless otherwise defined herein, the terms defined therein being
- ---------
used herein as therein defined), among the undersigned, certain Lenders parties thereto and Citicorp USA, Inc., as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:
 ------------------

            (i)  The Business Day of the Proposed Borrowing is _______, 199_.

           (ii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iii)  The aggregate amount of the Proposed Borrowing is $  .

          [(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is ___ month[s].]

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

          (B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

                                           Very truly yours,


                                           PIMCO ADVISORS L.P.


                                           BY______________
                                             Name:
                                             Title:

                                                           EXHIBIT C TO THE
                                                           CREDIT AGREEMENT
                                                           ----------------

                       FORM OF ASSIGNMENT AND ACCEPTANCE



          Reference is made to the Credit Agreement dated as of April 12, 1996 (as amended or modified from time to time, the "Credit Agreement") among PIMCO
                                                ----------------
Advisors L.P., a Delaware limited partnership (the "Borrower"), the Lenders (as
                                                    --------
defined in the Credit Agreement) and Citicorp USA, Inc., as agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the
              -----
Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule I hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth on Schedule I hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by the Assignor and requests that the Agent exchange such Note for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule I hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall
                                                        --------------
be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.


          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule I
                                       to
                           Assignment and Acceptance



Percentage interest assigned:                                        __%

Assignee's Commitment:                                    $_________

Aggregate outstanding principal
  amount of Advances assigned:                            $_________

Principal amount of Note
  payable to Assignee:                                    $_________

Principal amount of Note
  payable to Assignor:                                    $_________

Effective Date:        _________________, 19__*

                                            [NAME OF ASSIGNOR], as Assignor

                                            By___________________
                                              Title:

                                            Dated: ___________, 19__

                                            [NAME OF ASSIGNEE], as Assignee

                                            By____________________
                                              Title:


                                            Domestic Lending Office:
                                                [Address]

                                            Eurodollar Lending Office:
                                                [Address]



- -----------------------------

* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

Accepted [and Approved] this



___day of ______, 199_

 CITICORP USA, INC., as Agent


By_______________________
  Name:
  Title:


[Approved this ___ day
of ________, 199_


PIMCO ADVISORS L.P.


By_______________________
  Name:
  Title:]*









- -----------------------------

*  Required if the Assignee is an Eligible Assignee solely by reason of clause
   (c) of the definition of "Eligible Assignee".

                                                            PIMCO  Advisors L.P.

                                                       EXHIBIT D TO THE
                                                       CREDIT AGREEMENT
                                                       ----------------
                              FORM OF OPINION OF
                           COUNSEL FOR THE BORROWER
                                                          2187 Atlantic Street
                                                          Stamford, CT 06902
P I M C 0                                                 Tel: 203 352-4900



                                                    April 12, 1996


To each of the Lenders parties to the
Credit Agreement dated as of April 12, 1996 among PIMCO Advisors L.P., said Lenders and Citicorp USA, Inc., as Agent for said Lenders, and to Citicorp USA, Inc. as Agent

                              PIMCO Advisors L.P.
                              ------------------

Ladies and Gentlemen:


          This opinion is furnished to you pursuant to Section 3.01 of the Credit Agreement, dated as of April 12, 1996 (the "Credit Agreement"), among PIMCO Advisors L.P. (the "Borrower"), the Lenders parties thereto and Citicorp USA, Inc., as Agent for said Lenders. Unless otherwise defined here, terms defined in the Credit Agreement are used herein as therein defined.

          I am Senior Vice President-Legal of the Borrower and have acted as counsel for the Borrower in connection with the preparation, execution and delivery of the Credit Agreement.

          In that connection, I have examined:

            l . The Credit Agreement.

            2. The documents furnished by the Borrower pursuant to Article III of the Credit Agreement.

I have also examined the originals, or copies certified to my satisfaction, of the documents listed in a certificate of the chief financial officer of the Borrower, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guaranties, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect the Borrower's right to borrow money or the Borrower's obligations under the Credit Agreement or the Notes. In addition, I have examined the originals, or copies certified to my satisfaction, as such other corporate records of the Borrower, certificates of public officials and of officers of the Borrower, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Borrower or its officers or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Initial Lender and the Agent.

To each of the Lenders Parties
to the Credit Agreement
dated April 12, 1996
Page 2



          My opinions expressed below are limited to the law of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the Federal law of the United States.

          Based upon the foregoing and upon such investigation as I have deemed necessary and subject to the qualifications set forth below, I am of the following opinion:

            1. The Borrower has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware and has all requisite partnership power and authority to own or lease its properties and to carry on its business as now conducted and as proposed to be conducted. There is no authorized or outstanding class of capital stock or ownership units of the Borrower other than the Units. The Units have been validly issued, are fully paid and nonassessable.

            2 The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes, and the consummation of the transactions contemplated thereby, are within the Borrower's partnership powers, have been duly authorized by all necessary partnership action, and do not contravene (i) the Partnership Agreement or (ii) any law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any document listed in the Certificate or, to the best of my knowledge, contained in any other similar document. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower.

            3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of the Credit Agreement and the Notes.

            4. The Credit Agreement is, and after giving effect to the initial Borrowing, the Notes will be, the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms.

            5. To the best of my knowledge, there are no pending or overtly threatened actions or proceedings against the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby or that are likely to have a materially adverse effect upon the financial condition or operations of the Borrower or any of its Subsidiaries.

To each of the Lenders Parties
to the Credit Agreement
dated April 12, 1996
Page 3



            6. The provisions of the Credit Agreement and the Notes (without regard for any provisions thereof limiting the payment of interest or any other sums thereunder to the highest rate permitted by applicable law) do not violate any applicable law of the State of New York relating to usury.

            7. Except as described on Schedule 4.01(h) to the Credit Agreement, the Borrower is not an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act.

The opinions set forth above are subject to the following qualifications:

                 (a) My opinion in paragraph 4 above is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

                 (b) My opinion in paragraph 4 above is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

                 (c) With respect to paragraph 1 above, assuming that the holders of Units of limited partner interest, as limited partners of the Partnership, do not participate in the control of the business of the Partnership, the holders of Class A LP Units or Class B LP Units under the Partnership Agreement, as limited partners of the Partnership, have no liability in excess of their obligations to make contributions to the Partnership, their obligations to make other payments provided for in the Partnership Agreement and their share of the Partnership's assets and undistributed profits (subject to an obligation of a limited partner of a limited partnership no greater than the obligation of such limited partner to repay (i) to the limited partnership, to the extent provided under repealed 6 Del. C. 17-608, for a period of one (1) year after any
                        ------
                      rightful return, any part of its contribution to the limited partnership rightfully returned to it, but only to the extent necessary to discharge the limited partnership's liabilities to creditors who extended credit to the limited partnership during the period the said contribution was held by the limited partnership, and (ii) any funds wrongfully returned to the extent provided under repealed 6 Del. C. 17-608 or wrongfully distributed to
                                 -------
                      it).

To each of the Lenders Parties
to the Credit Agreement
dated April 12, 1996
Page 4


                 (d) I express no opinion as to (i) Section 2.14 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise setoff or similar rights with respect to such participation, (ii) Section 8.05 of the Credit Agreement insofar as its authorizes each Lender to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by such Lender to or for the account of the Borrower and (iii) the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

          I am aware that Shearman & Sterling will rely upon the opinions set forth in paragraphs 1, 2 and 3 of this opinion in rendering their opinion furnished pursuant to Section 3.01 of the Credit Agreement.

                                               Very truly yours,



                                               Newton B. Schott, Jr.

NBS/lk